UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

March 6, 2017

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14100 NW 57th Court Miami Lakes, Florida		33014
(Address of principal executive offices)		(Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 15, 2016, plaintiff Reynald Fleury filed a derivative action in the Circuit Court for the Eleventh Judicial Circuit, Miami-Dade County, Florida purportedly on behalf of ERBA Diagnostics, Inc. (the “Company”), against certain of the Company’s current or former executive officers, directors, majority stockholder (ERBA Diagnostics Mannheim GmbH), and the company that owns the majority stockholder (Transasia Bio-medicals Ltd.) (collectively, the “Defendants”). The Complaint alleged that the Defendants breached fiduciary duties to the Company, abused control, grossly mismanaged the Company, wasted of corporate assets, and unjustly enriched themselves. The Complaint sought damages in the amount that the Company allegedly lost on account of the Defendants’ actions and reformation of the Company’s corporate governance and internal procedures.

On March 6, 2017, the plaintiff filed a notice of voluntary dismissal, without prejudice, of the derivative action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA DIAGNOSTICS, INC.

Dated: March 9, 2017	By:	/s/ Hayden Jeffreys
Hayden Jeffreys,
Interim Chief Executive Officer